UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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American Beacon Funds
(Name of Registrant as Specified In Its Charter)

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2

AMERICAN BEACON INTERNATIONAL EQUITY FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the American Beacon International Equity Fund (“Fund”).  On November 12, 2019, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the appointment of American Century Investment Management, Inc. (“American Century”) as a new sub-advisor to the Fund.  On January 27, 2020, American Century began managing a portion of the Fund’s assets that had previously been managed by Templeton Investment Counsel, LLC (“Templeton”), and Templeton ceased to serve as a sub-advisor of the Fund.  The Fund’s remaining assets are managed by Causeway Capital Management LLC and Lazard Asset Management LLC (together with American Century, the “Sub-Advisors”).  The appointment of American Century has not resulted in any changes to the Fund’s investment objective, strategies or management fee rate paid by the Fund to the Manager.  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors has not increased.

The Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”).  Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about American Century.  This information statement also discusses the terms of the investment advisory agreement among American Century, the Manager and the Trust, on behalf of the Fund, dated January 7, 2020 (“Agreement”).  This information is being provided to the Fund’s shareholders of record as of December 20, 2019.  No action is required of you.  We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039.  The Manager serves as the Fund’s investment manager and administrator.  In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, allocates assets among the Sub-Advisors and oversees the Sub-Advisors, including American Century.

The number and dollar value of the issued and outstanding shares of the Fund as of January 27, 2020, are set forth in Appendix A.  Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of the shares of any class of the Fund as of January 27, 2020.  As of that date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of each class of the Fund.

You may obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121-9643, by calling 1-800-658-5811 or by visiting www.americanbeaconfunds.com.

APPOINTMENT OF AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

At its November 11-12, 2019 meetings, the Board considered the approval of a new investment advisory agreement (the “Advisory Agreement”) among the Manager, the Trust, on behalf of the Fund, and American Century.
Prior to the November 11-12, 2019 meetings, information was provided to the Board by American Century in response to requests from the Board and/or the Manager in connection with the Board’s consideration of the Advisory Agreement.  The Investment Committee of the Board also met with representatives of American Century.
Provided below is an overview of the primary factors the Board considered at its November 11-12, 2019 meetings at which the Board considered the approval of the Advisory Agreement.  In determining whether to approve the Advisory Agreement, the Board considered, among other things, the following factors: (1) the nature and quality of the services to be provided; (2) the prior investment performance of a composite of similar accounts managed by American Century (the “Composite”); (3) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (4) whether fee levels reflect these economies of scale, if any, for the benefit of investors; (5) comparisons of services and fees with contracts entered into by American Century with other clients; and (6) any other benefits anticipated to be derived by American Century from its relationship with the Fund.
The Board did not identify any particular information that was most relevant to its consideration of the Advisory Agreement, and each Trustee may have afforded different weight to the various factors.  Legal counsel to the Independent Trustees provided the Board with a memorandum regarding its responsibilities pertaining to the approval of investment advisory contracts, such as the Advisory Agreement.  The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts.  Based on its evaluation, the Board unanimously concluded that the terms of the Advisory Agreement were reasonable and fair and that the approval of the Advisory Agreement was in the best interests of the Fund.
Nature, extent and quality of the services to be provided by American Century.  The Board considered information regarding American Century’s principal business activities and overall capabilities to perform the services under the Advisory Agreement.  In addition, the Board considered the background and experience of the personnel who will be assigned responsibility for managing the Fund.  The Board also considered American Century’s investment resources, infrastructure and the adequacy of its compliance program.  The Board also took into consideration the Manager’s recommendation of American Century.  The Board considered American Century’s representation regarding the strength of its financial condition and that its current staffing levels were adequate to service the Fund.  Based on this information, the Board concluded that the nature, extent and quality of the advisory services to be provided by American Century were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Advisory Agreement.
Performance of American Century.  The Board evaluated the information provided by American Century regarding the performance of the Composite relative to the performance of appropriate benchmark indices.  The Board considered American Century’s representation that the management of the Fund would exclude certain investments available to accounts in the Composite and that, for various periods ended June 30, 2019, and September 30, 2019, the Composite outperformed its benchmarks for all but the one-year period.  Based on the foregoing information, the Board concluded that the historical investment performance record of American Century supported approval of the Advisory Agreement.
Comparisons of the amounts to be paid under the Advisory Agreement with those paid by other funds.  In evaluating the Advisory Agreement, the Board reviewed the proposed advisory fee rate for services to be performed by American Century on behalf of the Fund.  The Board considered that American Century’s investment advisory fee rate under the Advisory Agreement would be paid to American Century by the Fund.  The Board considered American Century’s representation that the advisory fee rate proposed for the Fund is comparable to those charged within the industry for the Fund’s investment discipline.  The Board also considered the fees charged to a fund operating under a unitary fee arrangement, which is not directly comparable to the arrangement proposed for the Fund under the Advisory Agreement.  After evaluating this information, the Board concluded that American Century’s advisory fee rate under the Advisory Agreement was reasonable in light of the services to be provided to the Fund.
Costs of the services to be provided and profits to be realized by American Century and its affiliates from its relationship with the Fund.  The Board did not consider the costs of the services to be provided and any profits to be realized by American Century from its relationship with the Fund, noting instead the arm’s-length nature of the relationship between the Manager and American Century with respect to the negotiation of the advisory fee rate on behalf of the Fund.
Economies of Scale.  The Board considered American Century’s representation that it believes that the proposed advisory fee schedule for the Fund, which includes breakpoints, reflects economies of scale for the benefit of the Fund’s investors.
Benefits to be derived by American Century from its relationship with the Fund. The Board considered American Century’s representation that it may benefit from order execution and resource efficiencies that may accrue to it because of American Century’s relationship with the Fund.  Based on the foregoing information, the Board concluded that the potential benefits accruing to American Century by virtue of its relationship with the Fund appear to be fair and reasonable.
Board’s Conclusion.  Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or American Century, as that term is defined in the Investment Company Act of 1940, as amended, concluded that the proposed investment advisory fee rate is fair and reasonable and the approval of the Advisory Agreement is in the best interests of the Fund and approved the Advisory Agreement.
DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT AND COMPARISON TO
THE TEMPLETON AGREEMENT
The Agreement among American Century, the Trust, on behalf of the Fund, and the Manager, which is dated January 7, 2020, will continue in effect for an initial term of two years.  After the initial two-year term, the Agreement will continue in effect only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the Trustees who are not parties to the Agreement or interested persons of any such party.

Under the Agreement, American Century manages a portion of the Fund’s assets allocated to it by the Manager.  The Manager may change the amount of assets allocated to American Century at any time.  American Century has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund's objectives, policies and limitations, and the more specific investment guidelines or restrictions provided by the Manager.  In addition, American Century may request that the Manager make investment decisions with respect to the portion of the allocated assets that American Century determines should be invested in short-term investments.  American Century is subject to general supervision by the Board and officers of the Fund and the Manager.  Had American Century served as a Sub-Advisor to the Fund under the Agreement throughout the fiscal year ended October 31, 2019, the aggregate management fee rate paid to the Manager and the investment advisory fees paid to the Sub-Advisors totaling 0.61% of the Fund’s average daily net assets would have remained the same.

The Agreement does not protect American Century against any liability to which American Century might be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of American Century’s obligations and/or duties under the Agreement.  The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on not less than thirty days’ nor more than sixty days’ written notice.  American Century may also terminate the Agreement without penalty upon sixty days’ written notice to the Fund.

The terms of the Agreement and the investment advisory agreement among Templeton, the Trust, on behalf of the Fund, and the Manager (“Templeton Agreement”) are substantially similar, other than the investment advisory fee rate and the effective date.  However, the Agreement has been updated to incorporate certain additional provisions enumerating American Century’s responsibilities and the expenses that American Century will bear thereunder.  In addition, the Templeton Agreement reflects that Templeton shall have no liability to the Trust, its shareholders or any third party arising out of the Templeton Agreement, except with respect to claims occurring due to Templeton’s willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Templeton Agreement (“Disqualifying Conduct”).  By contrast, the Agreement reflects American Century’s obligation to indemnify the Manager and its affiliated persons for all losses, claims, damages, liabilities or litigation to which the Manager or its affiliated persons may be subject based upon any Disqualifying Conduct by American Century and its directors, officers, employees or agents.  The management agreement among the Trust, on behalf of the Fund, and the Manager provides that the Manager shall be liable to the Fund in connection with any loss resulting from Disqualifying Conduct.  Additionally, the Agreement specifies that the indemnification provision will survive the termination of the Agreement.

INFORMATION ABOUT AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
American Century, located at 4500 Main Street, Kansas City, MO 64111, was founded in 1958.  American Century is a registered investment advisor and a wholly-owned subsidiary of American Century Companies, Inc. (“ACC”).  ACC is a privately controlled company and the parent to a related group of subsidiaries involved in the management and distribution of investment products, collectively referred to as American Century Investments.  The Stowers Institute for Medical Research (“SIMR”) controls ACC by virtue of its beneficial ownership of more than 25% of the voting securities of ACC.  As of December 31, 2019, SIMR owned 70.39% of the voting stock of ACC.  SIMR is part of a not-for-profit biomedical research organization dedicated to finding the keys to the causes, treatments and prevention of disease.  Nearly all of the firm’s revenue is derived from investment management related activities, with minor ancillary revenues derived from rental income on office space that American Century Investments owns.  As of December 31, 2019, American Century had approximately $178.1 billion in assets under management.
The following table provides the name and principal occupation of the directors and executive officers of American Century. The address of each of the directors and executive officers as it relates to that person’s position with American Century is 4500 Main Street, Kansas City, MO 64111.

Name	Principal Occupation*
Victor Sheng Zhang	President, Chief Executive Officer, and Chief Investment Officer
Patrick Thomas Bannigan	Chief Financial Officer, Chief Accounting Officer, Vice President, Director and Treasurer
Jonathan Stuart Thomas	Executive Vice President and Director
Charles A. Etherington	General Counsel and Senior Vice President
Amy Diane Shelton	Chief Compliance Officer
*None of the principal executive officers and directors of American Century listed above have principal employment other than their respective positions with American Century or positions with American Century affiliates.

American Century does not serve as an investment adviser or sub-adviser to any registered investment company which has investment objective(s) and strategies similar to the investment objective(s) and strategies of the Fund.

INFORMATION ABOUT THE FUND’S SUB-ADVISORS
The Fund’s Sub-Advisors serve as investment advisors with respect to the portion of Fund assets allocated to them, pursuant to separate investment advisory agreements.  The assets of the Fund currently are allocated by the Manager to the following investment advisors:

American Century Investment Management, Inc.
Causeway Capital Management LLC
Lazard Asset Management LLC

Prior to January 27, 2020, a portion of the assets of the Fund were allocated to Templeton.  Effective on January 27, 2020, the Templeton Agreement was terminated in connection with a determination by the Manager that such termination was in the best interests of the Fund.  On that date, American Century commenced managing the portion of the Fund’s assets that was previously managed by Templeton.  Assets are allocated among Sub-Advisors to provide diversification and to reduce the possible impact of any one Sub-Advisor’s sub-par performance on the performance of the Fund.

PRINCIPAL UNDERWRITER AND AFFILIATED BROKERS

Resolute Investment Distributors, Inc., located at 220 East Last Colinas Blvd., Suite 1200, Irving, Texas 75039, is the Fund’s principal underwriter.  The Fund did not pay any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

*  *  *  *  *

By Order of the Board of Trustees,

Rosemary K. Behan
Secretary & Chief Legal Officer

March 17, 2020

AMERICAN BEACON INTERNATIONAL EQUITY FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

March 17, 2020

This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to American Beacon International Equity Fund (“Fund”), a series of American Beacon Funds (“Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

On November 12, 2019, following a recommendation by American Beacon Advisors, Inc. (“Manager”) to do so, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the hiring of American Century Investment Management, Inc. (“American Century”) as a new sub-advisor to the Fund.  On January 27, 2020, American Century began managing a portion of the Fund’s assets that had previously been managed by Templeton Investment Counsel, LLC (“Templeton”), and Templeton ceased to serve as a sub-advisor of the Fund.  The Fund’s remaining assets are managed by Causeway Capital Management LLC and Lazard Asset Management LLC (together with American Century, the “Sub-Advisors”).  The appointment of American Century has not resulted in any changes to the Fund’s investment objective, strategies or aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors.

Additional information about the Manager, American Century, the investment advisory agreement among American Century, the Manager and the Trust, on behalf of the Fund, dated January 7, 2020 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.  No action is required of you.  Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about March 17, 2020 to the Fund’s shareholders of record as of December 20, 2019.  The Fund will bear the expenses incurred in connection with preparing and delivering this notification.  By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy.  You may print and view the full Information Statement and the Fund’s most recent annual and semi-annual reports to shareholders on the Internet at www.americanbeaconfunds.com.  The Information Statement will be available on the website for at least 90 days after the date of this Notice.  A paper or email copy of the Information Statement and/or the Fund’s most recent annual and semi-annual reports to shareholders may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, on the internet at www.americanbeaconfunds.com or by e-mail at americanbeaconfunds@ambeacon.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by June 17, 2020. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

As permitted by law, only one copy of this Notice may be delivered to shareholders residing at the same address, unless such shareholders have notified the Fund or their financial intermediary of their desire to receive multiple copies of the shareholder reports and other materials that the Fund sends. If you would like to receive an additional copy of this Notice, contact your financial intermediary or the Trust by writing to the Trust’s address or calling the telephone number shown above.  The Trust will promptly deliver, upon request, a separate copy of this Notice to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of the Trust’s shareholder reports and other materials in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies, should also send a request to the their financial intermediaries or the Trust as indicated.

APPENDIX A

AMERICAN BEACON INTERNATIONAL EQUITY FUND OUTSTANDING SHARES
AND DOLLAR VALUE
(As of January 27, 2020)

International Equity Fund	A Class	C Class	Y Class	R6 Class	Advisor Class	R5 Class*	Investor Class
Outstanding Shares	751,830.507	348,838.717	47,235,736.269	11,714,293.731	2,382,193.645	81,659,744.731	11,414,669.293
Dollar Value	$13,232,216.97	$5,937,234.96	$875,278,193.02	$208,280,142.45	$43,070,061.11	$1,450,277,066.32	$201,126,472.91

* Formerly known as the Institutional Class.

APPENDIX B
AMERICAN BEACON INTERNATIONAL EQUITY FUND
BENEFICIAL OWNERS OF 5% OR MORE OF SHARES
AS OF JANUARY 27, 2020

INTERNATIONAL EQUITY FUND - A CLASS
Shareholder Address	Number of Shares	% of Class
GREAT-WEST TRUST COMPANY LLC FBO EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	125,498.088	16.69%
GREAT-WEST TRUST COMPANY LLC FBO EMPLOYEE BENEFITS CLIENTS 401K 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	42,485.488	5.65%
INTERNATIONAL EQUITY FUND - C CLASS
Shareholder Address	Number of Shares	% of Class
RAYMOND JAMES* OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	41,040.356	11.76%
INTERNATIONAL EQUITY FUND - Y CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	39,593,688.102	83.82%
MARIL & CO FBO V7 C/O RELIANCE TRUST CO WI 480 PILGRIM WAY - SUITE 1000 GREEN BAY WI 54304-5280	2,524,441.639	5.34%
INTERNATIONAL EQUITY FUND – R6 CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	4,050,308.935	34.58%
CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	1,589,318.042	13.57%

INTERNATIONAL EQUITY FUND - ADVISOR CLASS
Shareholder Address	Number of Shares	% of Class
STATE STREET BANK AND TRUST AS TRUSTEE AND/OR CUSTODIAN FBO ADP ACCESS PRODUCT 1 LINCOLN STREET BOSTON MA 02111-2901	147,636.608	6.19%
NATIONWIDE LIFE INSURANCE COMPANY QPVA C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	423,310.724	17.77%
NATIONWIDE TRUST COMPANY FSB C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	1,405,960.166	59.02%
DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES IA 50392-0001	166,273.938	6.98%

INTERNATIONAL EQUITY FUND – R5 CLASS[1]
Shareholder Address	Number of Shares	% of Class
NATIONWIDE TRUST COMPANY FSB C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	5,369,486.580	6.56%
CHARLES SCHWAB & CO INC* SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN STREET SAN FRANCISCO CA 94105-1905	7,007,214.402	8.58%
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	26,917,871.837	32.96%
TD AMERITRADE INC FOR THE* EXCLUSIVE BENEFIT OF OUR CLIENTS PO BOX 2226 OMAHA NE 68103-2226	4,829,311.576	5.91%
COLORADO RETIREMENT ASSOCIATION FBO CRA 401A & 457 PLANS C/O FASCORE LLC 8515 E ORCHARD RD 2T2 GREENWOOD VILLAGE CO 80111-5002	5,907,667.124	7.23%

CHARLES SCHWAB & CO INC* SPECIAL CUST A/C EXCLUSIVE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS 101 MONTGOMERY ST SAN FRANCISCO CA 94104-4151	12,254,412.168	15.01%
1 Formerly known as the Institutional Class.
INTERNATIONAL EQUITY FUND - INVESTOR CLASS
Shareholder Address	Number of Shares	% of Class
NATIONAL FINANCIAL SERVICES LLC* FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	5,642,383.053	49.43%
CHARLES SCHWAB & CO FOR THE* EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS OPS 9601 E PANORAMA CIR ENGLEWOOD CO 80112-3441	2,600,085.785	22.78%
PERSHING LLC* 1 PERSHING PLZ JERSEY CITY NJ 07399-0001	865,515.525	7.58%
DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES IA 50392-0001	979,814.848	8.58%

*Denotes record owner of Fund shares only